As filed with the Securities and Exchange Commission on May 18, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPEN JOINT STOCK COMPANY

“VIMPEL-COMMUNICATIONS”

(Exact Name of Registrant as Specified in Its Charter)

Russian Federation	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 Ulitsa 8-Marta, Building 14 Moscow, Russian Federation	127083
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated

VIMPELCOM

2000 Stock Option Plan

(Full Title of the Plan)

CT Corporation System 111 Eighth Avenue New York, New York 10011	(212) 479-8200
(Name and Address of Agent for Service)	(Telephone Number, Including Area Code, of Agent for Service)

VC ESOP N.V.

(Exact Name of Registrant as Specified in Its Charter)

Belgium	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Rue Royale 97 Brussels, Belgium	1000
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated

VIMPELCOM

2000 Stock Option Plan

(Full Title of the Plan)

CT Corporation System 111 Eighth Avenue New York, New York 10011	(212) 479-8200
(Name and Address of Agent for Service)	(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value 0.5 kopecks per share (the “Common Stock”)	200,000	$130.80	$26,160,000	$3,080

(1)	Issuable upon the exercise of options available for grant under the Amended and Restated VimpelCom 2000 Stock Option Plan, as amended from time to time. The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416(a) under the Securities Act of 1933.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, and calculated on the basis of the average of the high and low sales prices of the American Depositary Shares of Open Joint Stock Company “Vimpel–Communication” (“VimpelCom”) evidenced by American Depositary Receipts, each representing ¼ of one share of Common Stock of VimpelCom, on May 16, 2005, as reported on the New York Stock Exchange, Inc.

INTRODUCTORY STATEMENT

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SHARES

The additional shares to be registered by this Registration Statement are of the same class as those securities covered by Open Joint Stock Company “Vimpel-Communications’” (“VimpelCom”) and VC ESOP N.V.’s (“VC ESOP”) previously filed Registration Statement on Form S-8 filed on December 22, 2000 (Registration No. 333-13006) (the “Registration Statement”) with respect to the VimpelCom 2000 Stock Option Plan (as amended, restated and renamed the Amended and Restated VimpelCom 2000 Stock Option Plan on December 19, 2003, the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement, including reports under the Securities Exchange Act of 1934, as amended, as well as any amendments that VimpelCom filed after the date of the Registration Statement to maintain current information about VimpelCom, are incorporated herein by reference.

Amendment Number One to the Plan was approved by VimpelCom’s board of directors on April 22, 2005 and VC ESOP’s board of directors and shareholders on April 29, 2005. The amendment increased the number of shares available for issuance under the Plan from 250,000 to 450,000 shares and extended the expiration date of the Plan from December 31, 2006 to December 31, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moscow, Russian Federation on this 18th day of May 2005.

OPEN JOINT STOCK COMPANY “VIMPEL-COMMUNICATIONS”

By:	/s/ Alexander V. Izosimov
Name:	Alexander V. Izosimov
Title:	Chief Executive Officer

The undersigned directors and officers of VimpelCom hereby constitute and appoint Alexander V. Izosimov, with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jo Lunder
Jo Lunder	Chairman of the Board of Directors	May 18, 2005

/s/ Alexander V. Izosimov
Alexander V. Izosimov	Chief Executive Officer	May 18, 2005

/s/ Mikhail M. Fridman
Mikhail M. Fridman	Director	May 18, 2005

/s/ Arve Johansen
Arve Johansen	Director	May 18, 2005

/s/ Alex Sozonoff
Alex Sozonoff	Director	May 18, 2005

/s/ Henrik Torgersen
Henrik Torgersen	Director	May 18, 2005

/s/ Alexey M. Reznikovich
Alexey M. Reznikovich	Director	May 18, 2005

/s/ Pavel V. Kulikov
Pavel V. Kulikov	Director	May 18, 2005

/s/ Terje Thon
Terje Thon	Director	May 18, 2005

/s/ Natalia Tsukanova
Natalia Tsukanova	Director	May 18, 2005

/s/ Elena A. Shmatova
Elena A. Shmatova	Chief Financial Officer	May 18, 2005

By: /s/ Donald J. Puglisi	Authorized Representative in the United States
Name: Donald J. Puglisi		May 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Brussels, Belgium on this 18th day of May 2005.

VC ESOP N.V.

By:	/s/ Alexander V. Izosimov
Name:	Alexander V. Izosimov
Title:	Director

The undersigned directors and officers of VC ESOP hereby constitute and appoint Alexander V. Izosimov, with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title	Date
Open Joint Stock Company “Vimpel-Communications”		Director	May 18, 2005

By:	/s/ Alexander V. Izosimov
Name:	Alexander V. Izosimov
Title:	Director

Phidias Management N.V.		Director	May 18, 2005

By:	/s/ Sandrine Sas
Name:	Sandrine Sas
Title:	Director

By:	/s/ Donald J. Puglisi	Authorized Representative in the
Name:	Donald J. Puglisi	United States	May 18, 2005

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibits
4.1*	—	Amended and Restated VimpelCom 2000 Stock Option Plan.

4.2*	—	Amendment Number One to the Amended and Restated VimpelCom 2000 Stock Option Plan.

5.1*	—	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*	—	Consent of Ernst & Young LLC.

23.2*	—	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	—	Power of Attorney (set forth on the signature pages of this Registration Statement).

*	Filed herewith